    As filed with the Securities and Exchange Commission on June 15, 1998

                                                  REGISTRATION NO. 333 -
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                             --------------------

                              CURAGEN CORPORATION
            (Exact name of Registrant as specified in its charter)

             DELAWARE                                   06-1331400
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

                       555 LONG WHARF DRIVE, 11TH FLOOR
                         NEW HAVEN, CONNECTICUT 06511
                                (203)-401-3330
                           (203)-401-3333 facsimile
                   (Address of Principal Executive Offices)

        CURAGEN CORPORATION 1993 STOCK OPTION AND INCENTIVE AWARD PLAN CURAGEN CORPORATION 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
        NON-QUALIFIED STOCK OPTION AGREEMENTS TO PURCHASE AN AGGREGATE
                       OF 570,000 SHARES OF COMMON STOCK
                          (Full titles of the plans)

                          JONATHAN M. ROTHBERG, PH.D.
                    CHIEF EXECUTIVE OFFICER, PRESIDENT AND
                             CHAIRMAN OF THE BOARD
                              CURAGEN CORPORATION
                       555 LONG WHARF DRIVE, 11TH FLOOR
                         NEW HAVEN, CONNECTICUT 06511
                                (203)-401-3330
                           (203)-401-3333 facsimile
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

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                                                         Proposed             Proposed
                                                          maximum             maximum
Title of                               Amount to be     offering price        aggregate          Amount of
securities to be registered            registered(1)     per share(2)     offering price(2)    registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             2,147,483       $5.78           $12,412,451         $3,661.67
                                           910,900       $7.75            $7,059,475         $2,082.55
                                         ---------                                           ---------
                                         3,058,383                                           $5,744.22
==============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the CuraGen Corporation 1993 Stock Option and Incentive Award Plan, the CuraGen Corporation 1997 Employee, Director and Consultant Stock Plan, and certain Non-Qualified Stock Option Agreements to purchase an aggregate of 570,000 shares of Common Stock (collectively, the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (June 11, 1998) within 5 business days prior to filing this Registration Statement.

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                                 EXPLANATORY NOTE
                                 ----------------


     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Company's Prospectus dated March 18, 1998 filed with the Commission pursuant to Rule 424(b) of the Securities Act.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 000-23223 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 39,349 shares of Common Stock of the Company and warrants to purchase an aggregate of approximately 18,413 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Incorporated herein by reference from Registration Statement on Form S-1, File No. 333-38051.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (4.2) Article Fourth of the Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, File No. 333-38051, and incorporated herein by reference).

     (4.3)  Amended and Restated Bylaws of the Registrant (Filed as Exhibit
            3.5 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

     (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            (included in opinion of counsel filed as Exhibit 5).

     (23.2) Consent of Deloitte & Touche LLP

     (23.3) Consent of Pennie & Edmonds LLP

     (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

     (99.1) 1993 Stock Option and Incentive Award Plan (Filed as Exhibit
            10.5 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (99.2) 1997 Employee, Director and Consultant Stock Plan (Filed as
            Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (99.3) Form of Non-Qualified Stock Option Agreement with respect to options to purchase an aggregate of 570,000 Shares of Common Stock.

Item 9.  Undertakings.
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on this 15th day of June, 1998


                                    CURAGEN CORPORATION



                                    By  /s/ Jonathan M. Rothberg
                                      ---------------------------------
                                      Jonathan M. Rothberg
                                      Chief Executive Officer, President and
                                      Chairman of the Board


     Each person whose signature appears below constitutes and appoints Jonathan
M. Rothberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of CuraGen Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                      Date
---------                                -----                      ----

/s/ Jonathan M. Rothberg
---------------------------------   Chief Executive Officer,    June 15, 1998
Jonathan M. Rothberg                President and Chairman of
                                    the Board (principal
                                    executive officer)


/s/ Gregory T. Went
---------------------------------   Executive Vice President    June 15, 1998
Gregory T. Went                     and a Director


/s/ David M. Wurzer
---------------------------------   Executive Vice President,   June 15, 1998
David M. Wurzer                     Treasurer and Chief
                                    Financial Officer
                                    (principal financial and
                                    accounting officer)


---------------------------------   Director                    June   , 1998
Vincent T. DeVita, M.D.                                              --

/s/ Richard H. Booth
---------------------------------   Director                    June 15, 1998
Richard H. Booth

/s/ Robert E. Patricelli
---------------------------------   Director                    June 15, 1998
Robert E. Patricelli

/s/ James L. Vincent
---------------------------------   Director                    June 15, 1998
James L. Vincent

                                 CURAGEN CORPORATION

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

     (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (4.2) Article Fourth of the Amended and Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, File No. 333-38051, and incorporated herein by reference).

     (4.3)  Amended and Restated Bylaws of the Registrant (Filed as Exhibit
            3.5 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

     (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            (included in opinion of counsel filed as Exhibit 5).

     (23.2) Consent of Deloitte & Touche LLP

     (23.3) Consent of Pennie & Edmonds LLP

     (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

     (99.1) 1993 Stock Option and Incentive Award Plan (Filed as Exhibit
            10.5 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (99.2) 1997 Employee, Director and Consultant Stock Plan (Filed as Exhibit
            10.4 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

     (99.3) Form of Non-Qualified Stock Option Agreement with respect to options to purchase an aggregate of 570,000 Shares of Common Stock.